Exhibit 10.12

THIRD Amendment to LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (“Amendment”) is made as of November 14, 2023 (the “Amendment Date”), by and among STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION, a Florida corporation (“Borrower”), FIRST HORIZON BANK, a Tennessee banking corporation (“Bank”), STANDARD PREMIUM FINANCE HOLDINGS, INC., a Florida corporation (the “Entity Guarantor”), and WILLIAM KOPPELMANN, an individual, MARK KUTNER, an individual, and CARL CHRISTIAN HOECHNER, an individual (each an “Individual Guarantor” and collectively the “Individual Guarantors”) (the Entity Guarantor and the Individual Guarantors are collectively the “Guarantor”).

Recitals of Fact

Borrower, the Individual Guarantors, Entity Guarantor, and Bank previously entered into a Loan Agreement dated February 3, 2021, as previously amended by that certain First Amendment to Loan Agreement dated October 5, 2021 and that certain Second Amendment to Loan Agreement dated November 30, 2022 (as so amended, the “Loan Agreement”).

Borrower was in default of the minimum Interest Coverage Ratio covenant, as set forth in Section 6.10 of the Loan Agreement, measured for the fiscal quarter that ended on September 30, 2023 (the “Current Default”). The Borrower has asked the Bank to waive the Current Default on a one-time, retroactive basis and to modify certain terms of the Loan Agreement. Bank has agreed to do so, on and subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, incorporating the Recitals of Fact set forth above and in consideration of the mutual agreements herein contained, the parties agree as follows:

AGREEMENTS

1.Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2To induce the Bank to enter into this Amendment, the Borrower and the Guarantors do hereby absolutely and unconditionally certify, represent, and warrant to the Bank, and covenant and agree with the Bank, that:

(a)all representations and warranties made by the Borrower and/or Guarantors in the Loan Agreement, as amended hereby, and in all other documents evidencing, securing, guaranteeing, or otherwise related to the Loan Agreement (all of which are herein sometimes called the “Loan Documents”), are true, correct, and complete in all material respects as of the date of this Amendment;

(b)as of the date hereof and with the execution of this Amendment (including the waiver of the Current Default set forth herein), there are no existing Defaults or Events of Default;

(c) there are no existing offsets, defenses, or counterclaims to the obligations of the Borrower or Guarantors, as set forth in the Loan Agreement or in any other Loan Document;

(d)neither the Borrower nor any of the Guarantors has any existing claim for damages against the Bank arising out of or related to the Loan or any other loans and obligations of the Borrower or any of the Guarantors to the Bank; and, if and to the extent (if any) that the Borrower or any of the Guarantors has any such existing claim, the Borrower and the Guarantors do hereby forever release and discharge, in all respects, the Bank with respect to such claim; and

(e)the Loan Agreement, as amended by this Amendment, and the other Loan Documents, are valid, genuine, enforceable in accordance with their respective terms, and in full force and effect.

3.Clause (a)(xiv) of the definition of the term “Acceptable Receivables,” as set forth in Article One of the Loan Agreement, is hereby modified and amended to read as follows:

(xiv) with respect to which no extension of any payment date or the maturity date set out in the Premium Finance Agreement in excess of fifteen (15) days has been granted and with respect to which no payment due date has been changed more than one (1) time over the term of the Premium Finance Agreement;

4.Article One of the Loan Agreement is hereby modified and amended to add the following defined term, in proper alphabetical and numerical order:

“Cash Collection Ratio” shall mean, for any trailing 6-month period, the ratio of (a) all cash payments (including any prepayments) of principal, interest, unearned premium refunds, and all fees collected on the Receivables as of the end of such 6-month period to (b) the average outstanding balance of the Loan as of the end of such 6-month period.

5.Section 6.10 of the Loan Agreement is hereby modified and amended to read as follows:

6.10Minimum Interest Coverage Ratio. Maintain at all times, on a consolidated basis with Entity Guarantor, an Interest Coverage Ratio of not less than the following ratios: 1.15 to 1.00 for the fourth (4th) fiscal quarter of 2023 and the first (1st) fiscal quarter of 2024; 1.20 to 1.00 for the second (2nd) and third (3rd) fiscal quarters of 2024; and 1.25 to 1.00 for the fourth (4th) fiscal quarter of 2024 and each fiscal quarter thereafter, to be tested, in each case, as of the end of each fiscal quarter of the Borrower and to be calculated, in each case, on a trailing 12-month basis. As used herein, “Interest Coverage Ratio” means EBIT divided by interest expense of Borrower and Guarantor, on a consolidated basis, determined in accordance with GAAP, calculated on a trailing twelve (12) month period. As used herein, “EBIT” shall mean earnings before interest and taxes, determined from financial statements prepared in accordance with GAAP, and excluding extraordinary items of expense or income and losses or gains from the sale of capital assets.

6.Article Six of the Loan Agreement in hereby modified and amended in order to add a new Section 6.31 to read as follows:

6.31Minimum Cash Collection Ratio. Maintain at all times, commencing on November 30, 2023, a Cash Collection Ratio of not less than 1.20 to 1.00, to be tested as of the end of each calendar month and to be calculated on a trailing 6-month basis.

7.Exhibit “G” to the Loan Agreement is hereby modified and amended to read as set forth on Exhibit “G” to this Amendment.

8.Upon the effectiveness of this Amendment, Bank has agreed to waive the Current Default. The waiver set forth in this Section is intended to be a one-time waiver of the specific Current Default, and shall not be interpreted as, or deemed to constitute, a waiver of any other Default or Event of Default that may now or hereafter exist or as a commitment to waive additional Defaults or Events of Default. Except as expressly set forth above with respect to the Current Default and the amendment of the minimum Interest Coverage Ratio covenant as set forth herein, the foregoing waiver and amendment shall not constitute or be deemed or construed as a cure of any existing Default or Event of Default under the Loan Documents or an extension, amendment, or modification of the Loan Documents, or a waiver, modification, relinquishment, or forbearance by Bank of any of its rights or remedies under the Loan Documents or at law or in equity following a Default or an Event of Default, all of which rights and remedies Bank hereby expressly reserves. Except as expressly set forth in this Amendment with respect to the Current Default and the additional modifications set forth in the body hereof, Bank continues to insist upon and hereby demands compliance with all of the terms and conditions of the Loan Documents, including the obligation to pay all amounts due and payable thereunder in accordance with the terms thereof.

9.The effectiveness of this Amendment is expressly conditioned upon the following: (a) the full execution and delivery of this Amendment and such other Loan Document amendments as Bank may reasonably require; (b) Bank’s receipt of such certificates of good standing and lien searches as Bank may require, with results satisfactory to Bank; and (c) Bank’s receipt of such resolutions or consents as Bank may require, evidencing Borrower and Entity Guarantor’s authority to execute and deliver this Amendment. Borrower shall pay all of Bank’s reasonable attorney fees and expenses incurred in connection with the drafting, negotiation, execution, and delivery of this Amendment.

10.All terms and provisions of the Loan Agreement or any other Loan Document that are inconsistent with the provisions of this Amendment are hereby modified and amended to conform hereto; and, as so modified and amended, are hereby ratified, approved, and confirmed. Except as otherwise may be expressly provided herein, this Amendment shall become effective as of the date set forth in the initial paragraph hereof.

11.All references in all Loan Documents to the Loan Agreement shall, except as the context may otherwise require, be deemed to constitute references to the Loan Agreement as amended hereby. All Collateral which has previously secured the Loan and the other Obligations shall continue to secure the Loan and all other Obligations as amended hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment to be executed by their duly authorized officers, and the Guarantors have executed this Amendment, all as of the day and year first above written.

BORROWER:

STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION, a Florida corporation

By:	/s/ William Koppelmann
Name:	William Koppelmann
Title:	President

BANK:

FIRST HORIZON BANK, a Tennessee banking corporation

By:	/s/ Jake McCrary
Name:	Jake McCrary
Title:	SVP

The undersigned Guarantors, by their signatures hereto, acknowledge and agree to the foregoing Amendment and ratify their respective Guaranty Agreements in favor of Bank as of the date hereof.

GUARANTORS:
STANDARD PREMIUM FINANCE HOLDINGS, INC., a Florida corporation

By:	/s/ William Koppelmann
Name:	William Koppelmann
Title:	President

/s/ William Koppelmann
WILLIAM KOPPELMANN

/s/ Mark Kutner
MARK KUTNER

/s/ Carl Christian Hoechner
CARL CHRISTIAN HOECHNER

EXHIBIT G
TO THIRD AMENDMENT TO LOAN AGREEMENT

Form of Compliance Certificate

[DATE]

Mr. ___________

First Horizon Business Credit

First Horizon Bank

165 Madison Avenue

Memphis, TN 38103

Re:Compliance Certificate

I, __________________________, ________________, of Standard Premium Finance Management Corporation ("Borrower"), certify to First Horizon Bank that the attached financial statements for the YTD period ending ___________ ____, 20__, present fairly the financial position and results of operations of Borrower.

The attached statements include the Balance Sheet and Income Statement.

This certification is provided solely to First Horizon Bank under the provision of Section 6.6(b) of the Loan Agreement by and between First Horizon Bank and Borrower.

	Covenant	Actual	In Compliance
			Yes	No

Maximum Total Balance Sheet Leverage Ratio	3.5 to 1.00	______	_____	_____

Minimum Interest Coverage Ratio	1.15 to 1.00*	______	_____	_____

Minimum Tangible Net Worth	$13,500,000	______	_____	_______

Minimum Cash Collection Ratio	1.20 to 1.00	______	______	______

*Such minimum ratio shall increase to 1.20 to 1.00 for the second (2nd) and third (3rd) fiscal quarters of 2024 and to 1.25 to 1.00 for the fourth (4th) fiscal quarter of 2024 and each fiscal quarter thereafter.

By signing below, I acknowledge that I have completed the above covenant compliance check, and to the best of my knowledge, except where indicated, Borrower is in compliance with all of the above covenants and all other affirmative and negative covenants, events of default, and all other terms of the agreements encompassing the Loan Agreement dated February 3, 2021, among First Horizon Bank, Borrower, and certain guarantors named therein, as the same has been and may be modified, amended, and/or restated (the "Loan Agreement"), and the Security Agreement (as defined in the Loan Agreement), and no Event of Default has occurred under the Loan Agreement.

Standard Premium Finance

Management Corporation By:
By:____________________
Name: __________________

Title:____________________